QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 July 1, 2003

AVANT IMMUNOTHERAPEUTICS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-15006 (Commission file number)	13-3191702 (IRS employer identification no.)
119 Fourth Avenue Needham, Massachusetts 02494 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:
 (781) 433-0771

ITEM 5. OTHER EVENTS.

        On July 1, 2003, AVANT Immunotherapeutics, Inc. (the "Company") issued a press release announcing that it had entered into a securities purchase agreement with an institutional investor in a private placement of unregistered securities of the Company. The press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        In connection with the transaction, which closed on July 1, 2003, the Company entered into a registration rights agreement, attached hereto as Exhibit 10.2, in which it agreed to file a registration statement covering the resale of the securities purchased in the private placement within seven trading days from the closing.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Business Acquired:	Not Applicable
(b)	Pro Forma Financial Information:	Not Applicable
(c)	Exhibits:
10.1	Securities Purchase Agreement, dated as of July 1, 2003, by and between the Company and the purchasers signatory thereto
10.2	Registration Rights Agreement, dated as of July 1, 2003, by and between the Company and the purchasers signatory thereto
10.3	Warrant to be issued by the Company to the Holder listed therein
99.1	Press Release of AVANT Immunotherapeutics, Inc. dated July 1, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANT IMMUNOTHERAPEUTICS, INC.
Date: July 1, 2003	By:	/s/ AVERY W. CATLIN Avery W. Catlin Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of July 1, 2003, by and between the Company and the purchasers signatory thereto
10.2	Registration Rights Agreement, dated as of July 1, 2003, by and between the Company and the purchasers signatory thereto
10.3	Warrant to be issued by the Company to the Holder listed therein
99.1	Press Release of AVANT Immunotherapeutics, Inc. dated July 1, 2003

QuickLinks

SIGNATURES
EXHIBIT INDEX